                                                                    EXHIBIT 10.4



                   SULPHUR HANDLING FACILITY PROJECT AGREEMENT




                                     BETWEEN



                              RIDLEY TERMINALS INC.

                                       AND

                       SULPHUR CORPORATION OF CANADA LTD.








                           DATED AS OF JANUARY 1, 1999

                                TABLE OF CONTENTS

1.                 DEFINITIONS ....................................................................2
                   1.1 Definitions ................................................................2
                   1.2 Canadian Dollars ...........................................................3
                   1.3 Schedules ..................................................................3

2.                 SUBLEASES.......................................................................4

3.                 OPERATING AGREEMENT ............................................................4

4.                 PROJECT CONDITIONS .............................................................4
                   4.1 Mutual Conditions ..........................................................4
                   4.2 RTI Conditions .............................................................5
                   4.3 Agreement to Co-operate ....................................................5
                   4.4 Mutual Consideration regarding Conditions ..................................6
                   4.5 Waiver of Conditions .......................................................6

5.                 PROJECT PLANNING AND IMPLEMENTATION.............................................6
                   5.1 Site Information ...........................................................6
                   5.2 General Design Parameters ..................................................6
                   5.3 Project Plans and Specifications ...........................................7
                   5.4 Project Timetable ..........................................................8
                   5.5 Regulatory Approvals and Permits ...........................................8
                   5.6 Engineers and Contractors ..................................................8
                   5.7 Approvals ..................................................................8

6.                 CONSTRUCTION OF THE PROJECT.....................................................8
                   6.1 Commencement of Construction ...............................................8
                   6.2 Construction Contracts .....................................................9
                   6.3 Performance/Security Bonds .................................................9
                   6.4 Letter of Credit ...........................................................9
                   6.5 Insurance .................................................................10
                   6.6 Builders' Liens ...........................................................10
                   6.7 Site Safety Rules and Regulations .........................................10
                   6.8 No Interference with RTI Operations .......................................10
                   6.9 Indemnification ...........................................................11

 7.                OWNERSHIP AND MAINTENANCE OF IMPROVEMENTS .....................................11
                   7.1 Ownership of SCC Improvements .............................................11
                   7.2 Ownership of RTI Improvements .............................................11
                   7.3 Maintenance of Improvements ...............................................11



  8.               ASSIGNMENT.....................................................................11
                   8.1  Assignment by SCC ........................................................11
                   8.2  Assignment by RTI ........................................................12
                   8.3  Change of Control of SCC .................................................12

  9.               LABOUR MATTERS ................................................................12
                   9.1  Open Site ................................................................12
                   9.2  Collective Agreement .....................................................12

 10.               DEFAULT AND TERMINATION .......................................................12
                   10.1  Events of Default .......................................................12
                   10.2  Remedies ................................................................13
                   10.3  Right of Termination if Subleases Terminated ............................14
                   10.4  Force Majeure Termination ...............................................14
                   10.5  Remedies Cumulative and Waivers .........................................14

 11.               FORCE MAJEURE .................................................................14
                   11.1  Definition of "Force Majeure ............................................14
                   11.2  Effect of Force Majeure .................................................15

 12.               ENUREMENT .....................................................................15

 13.               ENTIRE AGREEMENT ..............................................................15

 14.               CONFIDENTIALITY ...............................................................15
                   14.1 Definition of Confidential Information ...................................15
                   14.2 Treatment of Confidential Information ....................................16
                   14.3 Release of Confidential Information ......................................16

 15.               NOTICES .......................................................................16

 16.               APPLICABLE LAW AND INTERPRETATION .............................................17

 17.               PUBLIC ANNOUNCEMENTS ..........................................................17

 18.               COUNTERPARTS ..................................................................18

 19.               DISPUTE RESOLUTION ............................................................18
                   19.1 Arbitration ..............................................................18
                   19.2 Venue.....................................................................19

SCHEDULES:

Schedule "A" - Intentionally Deleted
Schedule "B" - Development Plan
Schedule "C" - Subleases
Schedule "D" - Operating Agreement
Schedule "E" - Letter of Credit
Schedule "F" - Site Safety Rules and Regulations
Schedule "G" - Project Timetable

                  SULPHUR HANDLING FACILITY PROJECT AGREEMENT

                  This Agreement is dated for reference as of the 1st day of January, 1999,

 AMONG:

                   RIDLEY TERMINALS INC., a body corporate pursuant to the laws of Canada, having an office at Ridley Island, Port of Prince Rupert, Prince Rupert, British Columbia

                   ("RTI")

 AND:

                   SULPHUR CORPORATION OF CANADA LTD., an Alberta company extra-provincially registered in British Columbia under No. A48453 having its head office at Suite 620, Alberta Stock Exchange Tower, 300 - 5th Avenue, S.W., Calgary, Alberta, T2P 3C4

                   ("SCC")

                   WHEREAS:

A. SCC has expressed to PRPC and RTI interest in developing, constructing and operating a sulphur handling facility (the "Sulphur Terminal") on lands situate on and adjacent to the lands currently leased by RTI from PRPC pursuant to a lease dated December 18, 1981 (which lease as amended from time to time is referred to as the "Phase I Head Lease") and on which RTI currently operates a bulk cargo handling terminal at Ridley Island, Port of Prince Rupert.

B. The costs of financing, development, design and construction of the Sulphur Terminal will be for the account of SCC which shall undertake those activities at its sole expense.

C. RTI wishes to sublease the lands identified in the Subleases (the "Subleased Lands") to SCC for the purpose of permitting SCC to construct the Sulphur Terminal on the terms and conditions as provided in this Agreement. To allow RTI to sublease all of the Subleased Lands to SCC RTI has entered into a further lease agreement with PRPC dated as of January 1, 1999 (which lease as amended from time to time is referred to as the "Phase 11 Head Lease") pursuant to which RTI has leased those additional Subleased Lands which were not leased under the Phase I Head Lease;

D. Pursuant to the terms and conditions set forth in this Agreement, RTI and SCC will enter into Subleases for the site of the Sulphur Terminal in accordance with the terms and conditions contained in Schedule "C" attached hereto and RTI and SCC will enter into the Operating Agreement for the delivery and handling of sulphur pursuant to the terms set forth in Schedule "D" attached hereto which, together with the Subleases, will govern the relationship between the Coal Terminal and the Sulphur Terminal; and

E. In order to provide a framework for design, development, construction and operation of the Sulphur Terminal, the parties have entered into this Agreement.

                  NOW THEREFORE THIS AGREEMENT WITNESSES THAT:

1. DEFINITIONS

1.1 Definitions - In this Agreement, except where the context otherwise requires:

         (a) "Approved Plans" means the plans and specifications for the Project approved by SCC, RTI and PRPC pursuant to Subsection 5.3.

         (b)      "Coal Terminal" means the Ridley Island Coal Terminal.

         (c) "Development Plan" means that certain Development Plan dated as at March 5, 1999 prepared by SCC, a copy of which is attached hereto as Schedule "B" hereto.

         (d) "Operating Agreement" has the meaning given to it in Subsection 3. 1.

         (e)      "Phase I Head Lease" has the meaning given to it in Recital A.

         (f) "Phase 11 Head Lease" has the meaning given to it in Recital C.

         (g) "Project" means the financing, development, design and construction of the Sulphur Terminal, including the completion of the RTI Improvements.

         (h)      "Project Conditions" means the conditions set forth in
                  Section 4 hereof.

         (i)      "Project Timetable" has the meaning given to it in
                  Section 5.4.

         (j) "PRPC" means Prince Rupert Port Corporation and includes all entities which hereafter become the head lessor under the Phase I Head Lease or the Phase 11 Head Lease.

         (k)      "RTI" means Ridley Terminals Inc.

          (l) "RTI Improvements" means the expansion of RTI's pipe and conveyor delivery systems, the modification of RTI's existing south ship loader, dock fenders and railyards, which improvements are to be made by SCC on the RTI Lands and which are generally described in the Development Plan. For greater certainty, RTI Improvements includes all improvements made by SCC on RTI Lands pursuant to the Approved Plans and includes those portions of the conveyor and pipe delivery systems which are located on or above the RTI Lands.

          (m) "RTI Lands" means those lands currently leased by RTI under the Phase I Head Lease other than the portion of those lands which forms part of the Subleased Lands.

          (n)     "SCC" means Sulphur Corporation of Canada Ltd.

          (o) "SCC Improvements" means all of the leasehold improvements to be made by SCC to the Subleased Lands including without limitation the Project, but excluding the RTI Improvements.

          (p)     "Subleases" has the meaning given to it in Subsection 2. 1.

          (q)     "Subleased Lands" has the meaning given to it in Recital C.

          (r) "Sulphur Terminal" means the sulphur handling facility proposed to be financed, developed, designed and constructed by SCC pursuant to this Agreement and which is generally described in the Development Plan.

         (s) "Year 2000 Compliant" means functional without error, interruption or breakdown after December 31, 1999 and able to manage and manipulate data involving dates properly and without error or interruption, whether such dates are in the 20th or 21st century and whether entered or stored by 2 or 4 digit codes.

1.2 Canadian Dollars - All amounts referred to herein, in the Subleases and in the Operating Agreement are expressed in Canadian dollars, unless otherwise specified.

1.3 Schedules - The following are the Schedules to this Agreement and are incorporated by reference and deemed to be part hereof:

                  Schedule "A" - Intentionally Deleted
                  Schedule "B" - Development Plan
                  Schedule "C" - Subleases
                  Schedule "D" - Operating Agreement

                   Schedule "E" - Letter of Credit
                   Schedule "F" - Site Safety Rules and Regulations Schedule "G" - Project Timetable

2.                SUBLEASES

2.1 Concurrently with the execution of this Agreement RTI and SCC shall enter into the Subleases (which Subleases as amended from time to time are referred to as the "Subleases") in the forms attached hereto as Schedule "C".

3. OPERATING AGREEMENT

3.1 Concurrently with the execution of this Agreement RTI and SCC shall enter into an operating and throughput agreement dated as of January 1, 1999 (which agreement as amended from time to time is referred to as the "Operating Agreement") in the form attached hereto as Schedule "D".

4. PROJECT CONDITIONS

4.1 Mutual Conditions - The respective obligations of RTI and SCC to proceed with and complete the Project are and shall be subject to fulfillment of each of the following conditions within the time specified therefor, namely:

          (a) that on or before June 15, 1999 RTI, PRPC and SCC shall have agreed upon the final plans and specifications for the Project pursuant to Subsection 5.3; and

          (b) the receipt by SCC on or before June 15, 1999 of all governmental approvals in accordance with Subsection 5.5 hereof.

The foregoing conditions above are for the benefit of each of RTI and SCC and may only be waived or altered by written agreement executed by RTI and SCC. If any of the conditions in this Subsection 4.1 shall be neither fulfilled nor waived within the time provided (as same may be extended), this Agreement, the Subleases and the Operating Agreement shall be terminated at the option of either party by notice in writing to the other party and, except as provided in
Section 14, no party hereto shall upon such termination have any further right or obligation under this Agreement, the Subleases and the Operating Agreement except for the payment of those obligations which arose prior to the date of termination.

4.2 RTI Conditions - The obligation of RTI to proceed with and complete the Project is and shall be subject to fulfillment of each of the following conditions within the time specified therefor, namely:

          (a) that within 30 days of the execution of this Agreement by both parties SCC shall have provided to RTI:

                   (i) audited financial statements of SCC for its most recently completed fiscal year;

                   (ii) evidence of financing commitments specifically dedicated to the Project sufficient to ensure that the Project can be constructed in accordance with the Development Plan and within the Project Timetable and that normal commercial operations of the business to be conducted at the Subleased Lands can be commenced and carried on forthwith on completion of construction; and

                  (iii) evidence of sulphur supply and sales commitments specifically dedicated to the Project sufficient to ensure that SCC is reasonably likely to be able to comply with the minimum throughput commitments specified in the Operating Agreement;

                  all of which information shall be in form and substance reasonably acceptable to RTI; and

          (b) that on or before June 15, 1999 SCC shall have commenced construction of the Project and shall have delivered to RTI the letter of credit required by Subsection 6.4(a).

The foregoing conditions are for the sole benefit of RTI and each may be waived by RTI by notice in writing to SCC at any time prior to the time for fulfillment thereof. If any of the conditions in this Subsection 4.2 shall be neither fulfilled nor waived within the time provided (as same may be extended), this Agreement, the Subleases and the Operating Agreement shall be terminated at the option of RTI by notice in writing to SCC and, except as provided in Section 14, no party hereto shall upon such termination have any further right or obligation under this Agreement, the Subleases and the Operating Agreement except for the payment of those obligations which arose prior to the date of termination.

4.3 Agreement to Co-operate - The parties agree to cooperate and to act in good faith and to use all reasonable efforts to obtain fulfillment of the conditions contained in Subsections 4.1 and 4.2 within the time or times required therefor (as same may be extended).

4.4 Mutual Consideration regarding Conditions - Notwithstanding that the conditions precedent aforesaid may leave some discretion in RTI and SCC, the parties hereto agree, in consideration of the sum of $10.00 paid by each of RTI and SCC to each other and for other good and valuable consideration (receipt and sufficiency of which the parties hereby acknowledge), the parties shall be bound by the agreements formed upon the entering into of this Agreement, the Subleases and the Operating Agreement unless and until the agreements formed by entering into this Agreement, the Subleases and the Operating Agreement shall terminate in accordance with their terms or by agreement of the parties.

4.5 Waiver of Conditions - If any party hereto elects to waive fulfillment of a condition precedent in its favour, such waiver shall be without prejudice to any other covenants, representations or warranties set forth in this Agreement, the Subleases or the Operating Agreement in respect of the same subject matter. The party waiving the condition shall retain all of its other rights and remedies pursuant to these agreements.

5. PROJECT PLANNING AND IMPLEMENTATION

5.1 Site Information, - RTI shall provide to SCC, without cost to SCC, such information as may from time to time be reasonably requested by SCC to assist SCC to properly plan and design the Project in keeping with the terms of this Agreement and good industrial construction industry practice prevailing in British Columbia, provided that RTI shall only be required to provide that information which is in its possession. Such information reasonably requested may pertain to, but is not limited to:

          (a) the Subleased Lands, including any existing soils and engineering data, and utilities and infrastructure on or adjacent to the Subleased Lands;

          (b) Coal Terminal operating criteria and procedures sufficient to permit SCC to effectively plan the proposed business operations for the Sulphur Terminal;

          (c) the physical structure, services, utilities and access to the Coal Terminal; and

          (d) the existence and location approximately within a few feet of underground utilities and structures located in or under the Subleased Lands.

Where such available information is not sufficient to be relied upon in the ordinary course of prudent development and construction practice, SCC shall obtain such further or other information as would be necessary.

5.2 General Design Parameters - The following criteria shall apply to the design and planning of the Project by SCC:

          (a)      the Sulphur Terminal will be designed and constructed to:

                   (i)     receive and store molten sulphur;

                   (ii)    process and store formed sulphur;

                   (iii) deliver molten sulphur by pipe to ocean-going vessels; and

                   (iv) deliver formed sulphur by conveyor to ocean-going vessels;

                  in accordance with the Approved Plans and will be fit for the intended purpose;

          (b) the Sulphur Terminal will include free-standing structures connecting to and integrating with the pipe and conveyor delivery systems of the Coal Terminal, complete with necessary modifications to the existing south ship loader and dock fenders to facilitate the ship loading of sulphur;

          (c) the Sulphur Terminal will be designed and constructed of such quantity and quality so as to provide an economic life expectancy of the Sulphur Terminal of a minimum of 20 years. The structure and substructure design and construction shall be in keeping with first class industrial construction industry standards and, without limitation, all components thereof shall be fully Year 2000 Compliant;

          (d) unless otherwise agreed by the parties in writing, utilities, including without limitation water, sewer, gas, hydro, and telecommunications services, may be connected to utilities on RTI Lands but shall be separately metered and paid for by SCC, and the connection or utilization of such utilities shall not, in any event, disrupt RTI's operations; and

          (e) the Sulphur Terminal will be designed and constructed in accordance with all applicable federal, provincial and municipal laws, Codes, by-laws, regulations, permits, standards and, without limiting the generality of the foregoing, in compliance with any and all requirements of the Ministry of Environment, Department of Fisheries and Oceans, Environment Canada, Workers Compensation, Employment Standards and Canadian Coast Guard, and all drawings for the Sulphur Terminal shall be under seal of a Professional Engineer licensed in British Columbia.

5.3 Project Plans and Specifications - SCC will consult with RTI and PRPC in preparation of the plans and specifications for the Project. The Project plans and specifications shall be consistent with the Development Plan and shall be subject to the written approval of RTI and PIRPC. The plans and specifications approved pursuant to this Subsection as they may be modified from time to time are referred to in this Agreement as the "Approved Plans". Any modifications to the Approved Plans shall also require the written approval of RTI and PRPC.

5.4 Project Timetable - SCC covenants to fully satisfy each of the Project milestones described in the project timetable (the "Project Timetable") set out in Schedule "G" within the time allowed therefore in such Schedule. The Project Timetable may be amended with the written approval of RTI (which approval may be granted or withheld in RTI's sole discretion). It is acknowledged by SCC that the completion of each of these milestones within the time allowed in the Project Timetable is of utmost importance to RTI and that the failure of SCC to complete any one of the milestones within the time allowed will allow RTI to terminate this Agreement, together with the Subleases and the Operating Agreement, pursuant to Section 10.

5.5 Regulatory Approvals and Permits - SCC shall be responsible for obtaining any and all approvals, permits and authorities of any and all public bodies having jurisdiction which are necessary or desirable for construction of the Project, including without limitation all required environmental approvals. RTI shall use commercially reasonable efforts to assist SCC in that regard, but it shall not be obligated to incur any material out-of-pocket cost or expense in doing so.

5.6 Engineers and Contractors - SCC shall be solely responsible for engaging any and all engineers and contractors necessary or desirable to permit the Project to be executed in accordance with the Approved Plans and the Project Timetable. SCC undertakes to maximize, subject to availability, price and quality, on competitive terms, the use of Canadian goods and services in the construction of the Project. RTI shall have the right to appoint a project coordinator at its expense to monitor the course of construction of the Project. During the course of construction SCC shall provide to RTI such information as may reasonably be requested by RTI from time to time regarding the construction.

5.7 Approval - All approvals or consents required to be made by either party hereto under the terms of this Agreement and not specifically stated to be in their sole or absolute discretion, shall not be unreasonably withheld or delayed.

6. CONSTRUCTION OF THE PROJECT

6.1 Commencement of Construction - SCC shall not commence construction of the Project or undertake any other activity on the Subleased Lands until such time as each of the Project Conditions have been fully satisfied or waived, except with the prior written approval of RTI (which approval may be granted or withheld in RTI's sole discretion).

6.2 Construction Contracts - SCC shall enter into written construction contracts with one or more contractors providing for the construction of the Project pursuant to the Approved Plans and the Project Timetable. Prior to entering into any construction contract which provides for the construction of improvements or any other work to be undertaken on the RTI Lands, SCC shall obtain the approval of RTI to the terms of such contract. Furthermore, any such contract shall not be amended in any material respect, nor cancelled by SCC, other than for default by RTI, without the prior written consent of RTI.

6.3 Performance/Security Bonds - SCC will ensure that all contractors and subcontractors who are to perform work on the RTI Lands provide a performance/security bond based upon a minimum of 50% of the completed value of the work to be performed, plus a labour and materials payment bond based upon a minimum of 50% of the completed value of the work to be performed, issued by a surety authorized to carry on business of suretyship in British Columbia. SCC shall ensure that RTI is named as an insured party under such bonds and shall also ensure that no contractor or subcontractor commences work on the RTI Lands unless and until the required bonds are in place and RTI has been provided with satisfactory evidence of such placement. With respect to work to be performed on the Subleased Lands, SCC shall comply with all of the terms of the Subleases.

6.4 Letter of Credit

          (a) As security for its obligation to construct the Project in accordance with the terms of this Agreement and its other obligations hereunder, SCC shall, on or before the earlier of June 15, 1999 or commencement of construction of the Sulphur Terminal, deliver to RTI an irrevocable letter of credit in the amount of $250,000 which shall be substantially in the form set forth in Schedule "E". The letter of credit shall have an initial expiry date of March 15, 2000, however, SCC agrees to renew or replace the letter of credit from time to time with a letter of credit(s) on substantially the same terms and conditions until such time as:

               (i) construction of the liquid sulphur ship loading system (including train unloading and liquid storage) forming part of the Sulphur Terminal has been completed, and

               (ii) the first commercial shipment of sulphur from the Sulphur
                    Terminal has occurred,

               to the satisfaction of RTI, acting reasonably.

          (b) If SCC is required under Subsection 6.4(a) to renew or replace a letter of credit it shall do so at least 20 days prior to the expiry of such letter of credit and shall immediately deliver to RTI the renewed or replacement letter of credit. If RTI has not received a renewal or replacement letter of credit at least 20 days prior to the expiry of the letter of credit then in effect and RTI is of the opinion, acting reasonably, that one or both of the events referred to in Subsections 6.4(a)(i) and (ii) will not be completed to the satisfaction of RTI, acting reasonably, prior to the expiry of the letter of credit then in effect, RTI shall be entitled to drawn down in full the letter of credit then in effect prior to its expiry and to then hold the proceeds of the letter of credit as security for SCC's obligations under this Agreement.

          (c) Upon completion of both of the events referred to in Subsection 6.4(a)(i) and (ii) to the satisfaction of RTI, acting reasonably, RTI will upon request by SCC take such actions as may be reasonably requested to cause any then existing letter of credit issued by SCC to be cancelled.

6.5 Insurance - SCC shall provide, maintain and pay for insurance on the terms and conditions set forth in the Subleases.

6.6 Builders' Liens - SCC shall at all times keep the RTI Lands and the Subleased Lands free and clear of all liens, charges and encumbrances whatsoever including, without limitation, claims of builders' lien which may be filed by any contractor, subcontractor, supplier or other party in any way contributing to the Project; SCC shall post, or cause to be posted, on the Subleased Lands at all times notices satisfactory to RTI and PRPC identifying the site as having been leased and stipulating that no claim of builders' lien may in any way be filed against any interest of RTI or SCC in or to such lands. SCC shall indemnify, defend and save harmless RTI and PRPC from any and all such claims of builders' lien and the costs, expense and damages in any way deriving therefrom, whether direct or indirect. SCC shall comply at all times with the requirements of the Builders' Lien Act with respect to the establishment and maintenance of holdback accounts and the timing and amount of payments under the construction contract and shall ensure that its contractor or contractors similarly complies. RTI and PRPC shall be entitled to post such signs as they reasonably deem appropriate from time to time so as to alert third parties that they are not responsible for the cost of any improvements being constructed on the Subleased Lands. The Sulphur Terminal is not being constructed by SCC at the request of either RTI or PRPC.

6.7 Site Safety Rules and Regulations - During the course of construction of the Project SCC shall comply, and will use all reasonable efforts to ensure compliance by its respective contractors, agents, employees, licensees and invitees, with the site safety protocols attached hereto as Schedule "F", as amended from time to time by RTI in its discretion.

6.8 No Interference with RTI Operations. SCC will arrange for all work to be performed by it or on its behalf in a manner that will not disrupt or interfere with the ongoing operations of RTI on the RTI Lands.

6.9 Indemnification- SCC will indemnify and save harmless RTI, its employees and agents, from and against any and all losses, claims, damages, actions, causes of action, costs and expenses (including without limitation, legal costs on a solicitor and his own client basis) that RTI may sustain, incur, suffer or be put to at any time either before or after the expiration or termination of this Agreement, where the same or any of them are based upon, arise out of or occur, directly or indirectly, by reason of any act or omission in whole or in part of SCC, or of any agent, employee, officer, director, contractor or subcontractor of SCC, or of any other person for whom SCC is responsible in law, excepting always liability arising out of the independent acts or omissions of RTI.

7. OWNERSHIP AND MAINTENANCE OF IMPROVEMENTS

7.1 Ownership of SCC Improvements - The ownership of the SCC Improvements shall be governed by the Subleases.

7.2 Ownership of RTI Improvements - In consideration of $1.00 paid by RTI to SCC, the grant of rights set forth in Subsection 22.2 of the Operating Agreement and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged by SCC), SCC and RTI agree that the RTI Improvements are and shall be fixtures to the RTI Lands and are intended to be and become the absolute property of RTI immediately upon their accession to or installation upon the RTI Lands. To the extent assignable, SCC shall assign to RTI the benefit of any manufacturers' or other warranties relating to those parts and components which comprise the RTI Improvements.

7.3 Maintenance of Improvements - In accordance with the terms of the Subleases SCC shall be responsible for the maintenance of and repair of the SCC Improvements. At the request of SCC RTI will perform any normal maintenance and repair in accordance with Section 20 of the Operating Agreement.

8. ASSIGNMENT

8.1 Assignment by SCC. The rights of SCC under this Agreement shall not be transferred, assigned, sold, mortgaged, sublicensed, sublet or disposed of in any other manner, in whole or in part, to any other party without in any case first obtaining the prior written consent of RTI which consent may he withheld in RTI's sole discretion and there shall be no obligation upon the party withholding such consent, under any circumstances, to justify the withholding of its consent. Notwithstanding any such consent being given by RTI and such transfer, assignment, sale, mortgage, subletting, sublicensing or disposition being effected, SCC shall remain bound to RTI for the fulfillment of all of its obligations under this Agreement.

8.2 Assignment by RTI. RTI may assign its rights and obligations under this Agreement without the consent of SCC and upon such assignment and the assignee's agreement to assume all the obligations on the part of RTI under this Agreement, RTI shall have no liability for any subsequent breach of any obligation on the part of RTI by the assignee.

8.3 Change of Control of SCC. If SCC is a corporation, the shares of which are not publicly traded on a stock exchange and if, by the sale or other disposition of its shares or securities, the control or beneficial ownership of such corporation is changed at any time after the execution of this Agreement without the prior written consent of RTI, RTI may, at its option, terminate this Agreement, the Subleases and the Operating Agreement upon giving fifty (50) days' notice to SCC of its intention to terminate.

9. LABOUR MATTERS

9.1 Open Site - SCC acknowledges and agrees that the Project is and will be an "open site" project and that some or all contractors (whether engaged by SCC or others) and subcontractors working on the RTI Lands or the Subleased Lands may be union or non-union. SCC shall use all commercially reasonable efforts to cause its contractors to ensure that labour peace is maintained at all times on the RTI Lands and the Subleased Lands by its forces and anyone employed by or through its contractors, and that the Project is carried out without labour problems, work stoppages or other labour disputes which might affect the Project or the Coal Terminal.

9.2 Collective Agreement - SCC shall use all commercially reasonable efforts to ensure that no collective agreement between its contractors and its contractors' workers, or between subcontractors and their workers, will affect the contractors' performance under the construction contracts, and further that the expiry or termination of any such agreement will also not affect the performance of such construction contracts.

10. DEFAULT AND TERMINATION

10.1 Events of Default - Each of the following will be an event of default by SCC (an "Event of Default") under this Agreement:

     (a) the Project is not completed and fully operational by the required completion date set out in the Project Timetable or if SCC fails to satisfy any of the other Project milestones within the time allowed therefore in the Project Timetable;

     (b) SCC commits a material default in the performance of any of its other obligations under this Agreement and fails to remedy such default within 30 days after notice of such default has been given to SCC by RTI of such default;

     (c) an event of default by SCC occurs under either of the Subleases or the Operating Agreement; or

     (d) SCC commits or becomes subject to any one or more of the following events:

          (i) if SCC files a petition in bankruptcy or for re-organization or for an arrangement pursuant to any applicable bankruptcy law or under any similar law, now or hereafter in effect, or is adjudged by a Court of competent jurisdiction a bankrupt or becomes insolvent or makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due or is dissolved or suspends payments generally of its obligations;

          (ii) if a petition is filed proposing the adjudication of SCC as a bankrupt or its re-organization pursuant to any applicable bankruptcy law or any similar law, now or hereafter in effect, and:

               (A)  SCC consents to the filing thereof; or

               (B) the petition is not discharged or denied within sixty (60) days after the filing thereof or the petition is not diligently defended;

          (iii) if a receiver, receiver-manager, trustee or liquidator (or other similar official) is appointed to take charge of SCC or of all or substantially all of the business or assets of SCC, and:

               (A)  SCC consents to such appointment; or

               (B) the appointment is not discharged or withdrawn or action is not diligently taken by SCC to secure the discharge of that official within sixty (60) days after the appointment.

10.2 Remedies - Upon the occurrence of an Event of Default and at any time thereafter, RTI may:

     (a) terminate this Agreement, the Subleases and the Operating Agreement by written notice to SCC to that effect, effective on a date specified in such notice, which date shall be not earlier than the date on which such notice is given;

     (b) call upon the bonds to be delivered by contractors and subcontractors pursuant to Subsection 6.3 and/or the letter of credit(s) to be delivered by SCC pursuant to Subsection 6.4; may enter upon the Subleased Lands and assume control of the execution of the work as agent of and for the account of SCC; RTI may cause all work to be undertaken to remedy any delay and to complete the Project, and SCC shall forthwith on request pay to RTI any and all reasonable direct costs, charges and expenses of such work undertaken by it;

     (c) exercise any other right or remedy available to it, at law or in equity.

10.3 Right of Termination if Subleases Terminated. If either the Phase I Head Lease or the Phase I Sublease or the Phase II Head Lease or the Phase II Sublease is terminated or cancelled or the term of the Phase I Head Lease or the Phase I Sublease or the Phase II Head Lease or the Phase II Sublease expires and is not extended, replaced or renewed, RTI may, upon 14 days' written notice to SCC terminate this Agreement in which case SCC shall not be entitled to any compensation from RTI.

10.4 Force Majeure Termination - If a party is prevented by a Force Majeure event from substantially performing its obligations under this Agreement for a period of 12 or more consecutive months, then the other party shall be entitled to terminate this Agreement by written notice to that effect to the party so prevented from performing its obligations.

10.5 Remedies Cumulative and Waivers - No remedy conferred on RTI under this Agreement is intended to be exclusive. Each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or equity or by statute or otherwise. The exercise of any one or more remedies shall not preclude the simultaneous or later exercise by RTI of any or all other such remedies. RTI may by written instrument waive any breach by SCC of the terms of this Agreement. No course of dealing between the parties nor any delay in exercising any rights hereunder shall operate as a waiver of RTI's rights.

11. FORCE MAJEURE

11.1 Definition of "Force Majeure" - In this Agreement "Force Majeure" means an act of God or the public enemy, acts or refusals to act of any government or governmental agency in either its sovereign or contractual capacity, governmental restrictions or control on imports, exports or foreign exchange, freight embargoes, non-availability or mechanical breakdown or destruction of equipment vital to loading, forming, storage, transporting or unloading operations not caused by inadequate maintenance, fire, floods, tidal waves, earthquake, storm, slides, epidemics, quarantine restrictions, war declared or undeclared, revolution, riots, insurrections, hostilities, civil disturbances, strikes, walk-outs, work stoppages, lockouts, railroad obstructions or obstruction of ocean navigation, stoppages of labour, deliberate work slow downs, other labour difficulties, the taking of the Coal Terminal or Sulphur Terminal by lawful expropriation, other lawful ouster of RTI or SCC from the Sulphur Terminal or Coal Terminal or other lawful denial of rights of RTI or SCC or any other cause beyond the reasonable control of a party, but force majeure shall not include a lack of funds. The non-availability of labour (other than by reason of strikes and lock-outs) or materials and hindering subsurface conditions shall not be a cause beyond the control of SCC or RTI. A party when aware of an event of Force Majeure shall promptly notify the other party and within 10 days shall notify such other party in writing of particulars of the relevant event with any supporting evidence. The party affected by an event of Force Majeure shall use its best efforts to contain or remove the Force Majeure condition and to resume, with least possible delay, compliance with its obligations.

11.2 Effect of Force Majeure - If at any time a party hereto is unable to fulfil its obligations under this Agreement due to an event of Force Majeure, such party shall be relieved from its obligations for the duration of such event of Force Majeure.

12. ENUREMENT

12.1 This Agreement and the agreement formed by its acceptance shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13. ENTIRE AGREEMENT

13.1 There are no covenants, agreements, conditions or representations relating to the Project, the Subleased Lands or the subject matter of this Agreement subsisting between the parties hereto, except as expressly set forth or incorporated in, or contemplated by, this Agreement, the Subleases and the Operating Agreement or as concurrently or subsequently agreed in writing. All prior communications, discussions, representations, expressions of interest and, without limitation, the two letters of intent exchanged between SCC and RTI dated May 29, 1998 and June 1, 1998 are hereby superseded, cancelled and of no force or effect whatsoever.

14. CONFIDENTIALITY

14.1 Definition of Confidential Information - In this Agreement "Confidential Information" means collectively (i) information concerning the business or affairs of any party, (ii) information concerning the Project or the transactions contemplated by this Agreement, (iii) negotiations and communications between the parties or their representatives, (iv) this Agreement and the agreement formed by their acceptance, and (v) all documents, materials, copies and adaptations relating to the foregoing, excluding in all cases information that is of public record or available to the public by reason other than disclosure involving breach of confidence or breach of confidentiality.

14.2 Treatment of Confidential Information - The parties agree as follows:

     (a) to use Confidential Information solely for the purpose of carrying out the purpose and intent of this Agreement and for no other purpose;

     (b) to keep all Confidential Information strictly confidential except as may be required by law, and provided that the parties may disclose Confidential Information, on a strictly confidential basis, to their respective officers, agents, employees, consultants, professional advisors and lenders and, with the consent of the other party hereto, to third parties, to the extent such disclosure is necessary to carry out the purpose and intent of this Agreement;

     (c) to take all reasonable precautions necessary to prevent any unauthorized access to or use, disclosure or reproduction of Confidential Information; and

     (d) that all Confidential Information shall, as among the parties hereto, remain property of the party providing same, and upon termination of the agreement formed by acceptance of this Agreement and the Subleases and Operating Agreement (if executed and delivered), each party agrees to return on request all Confidential Information and all documents and materials containing Confidential Information provided by any other parties.

14.3 Release of Confidential Information - If at any time, notwithstanding the other provisions of this Section 14, either party is obliged by law to release Confidential Information to third parties then the other party shall be released from its obligations of confidentiality with respect to that same information and to the same extent of the disclosure by the party who is obliged by law to disclose.

15. NOTICES

15.1 All notices and other communications required or permitted hereunder shall be in writing and either physically delivered or sent by facsimile transmission (receipt confirmed) to the intended recipient as follows:

        if to RTI:       Post Office Bag 8000
                         Prince Rupert, British Columbia
                         V8J 4H3
                         Attention: General Manager and Chief Operating Officer
                         Fax No.: 250-624-2389

        if to SCC:       Suite 620, Alberta Stock Exchange Tower
                         300 - 5th Avenue S.W.
                         Calgary, Alberta
                         T2P 3C4
                         Attention: Mr. Rod J. MacKenzie, President
                         Fax No.: 403-234-7706

or at such other addresses of which either party may from time to time notify the other in writing. Any notice, approval or other communication so given shall he deemed to have been given and received on the date on which it is delivered if delivered and on the day transmitted if confirmed by facsimile.

16. APPLICABLE LAW AND INTERPRETATION

16.1 This Agreement shall be governed by and construed under the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia. The provisions of this Agreement shall be construed as a whole according to their common meaning and not strictly for or against RTI or SCC. The plural shall include the singular. The masculine gender shall include the feminine. The definitions contained in this Agreement shall also apply to all schedules referred to herein and attached unless otherwise indicated. Time is of the essence of this Agreement and each of its provisions. Headings are included for convenience only, and shall have no effect upon the construction or interpretation of this Agreement or any of the schedules hereto.

17. PUBLIC ANNOUNCEMENTS

17.1 The parties acknowledge their mutual intention to make one or more public announcements regarding this Agreement and the proposed Project, notwithstanding that various details of the Project and its implementation remain to be developed through the Project Condition removal period. The parties shall use all reasonable efforts to cooperate and agree upon joint announcements for that purpose and no party shall make any announcement independently of the others without first notifying them at least 48 hours in advance.

18. COUNTERPARTS

18.1 This Agreement may be executed in any number of counterparts and delivered by facsimile, each of which counterparts shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

19. DISPUTE RESOLUTION

19.1 Arbitration - If any dispute arising out of or in connection with this Agreement cannot be resolved through negotiation between the parties, the dispute shall be submitted to arbitration in accordance with this Subsection. If within 30 days after either party gives notice to the other of a dispute the parties agree upon a single arbitrator, the arbitration will be held before such arbitrator; otherwise, the arbitration shall be before a board of three arbitrators comprising one appointed by RTT, one appointed by SCC, and one appointed by the two arbitrators so appointed. If RT1 and SCC shall, after 14 days' notice, fail to appoint such arbitrator, or if the two arbitrators fail to appoint a third arbitrator within 14 days' from their own appointment, then upon application by either party, the arbitrator or third arbitrator, as the case may be, shall be selected in the manner provided in the Commercial Arbitration Act (Canada). 'Me provisions of this Subsection 19.1 shall be deemed to be a "submission" to arbitration within the provisions of the Commercial Arbitration Act (Canada). The parties to this Agreement agree that the rules of the British Columbia International Commercial Arbitration Centre for the conduct of domestic commercial Arbitrations shall not apply to such arbitration. The decision of the arbitrator (where a single arbitrator has been agreed upon) or a majority of the arbitrators (where three arbitrators have been appointed) shall be final and binding on the parties. The arbitrator(s) shall be required to render his, her or their decision within 60 days of the conclusion of the arbitration proceedings.

19.2 Venue - Any arbitrations shall be conducted in Vancouver, British Columbia unless otherwise agreed to.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date set out on the first page of this Agreement.

RIDLEY TERMINALS INC.

By:
     ----------------------------------
          Authorized Signatory



By:
     ----------------------------------
          Authorized Signatory


SULPHUR CORPORATION OF CANADA LTD.


By:
     ----------------------------------
          Authorized Signatory

By:
     ----------------------------------
          Authorized Signatory